Exhibit (n)(1)(ii)

SCHEDULE B

to the

SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING EQUITY TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds	A	B	C	I	O	Q	W
ING Equity Dividend Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Financial Services Fund	0.35	1.00	1.00	N/A	0.25	0.25	N/A
ING Fundamental Research Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A
ING Index Plus LargeCap Equity Fund II	0.25	1.00	1.00	N/A	N/A	0.25	N/A
ING Index Plus LargeCap Equity Fund III	0.25	1.00	1.00	N/A	N/A	0.25	N/A
ING Index Plus LargeCap Equity Fund IV	0.25	1.00	1.00	N/A	N/A	0.25	N/A
ING LargeCap Growth Fund	0.35	1.00	1.00	N/A	N/A	0.25	N/A
ING LargeCap Value Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING MidCap Opportunities Fund	0.30	1.00	1.00	N/A	N/A	0.25	N/A
ING Opportunistic LargeCap Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund V	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund VI	0.25	1.00	1.00	N/A	N/A	0.25	N/A
ING Principal Protection Fund VII	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund VIII	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund IX	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund X	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund XI	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund XII	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund XIII	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Principal Protection Fund XIV	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Real Estate Fund	0.25	1.00	1.00	N/A	0.25	0.25	N/A
ING SmallCap Opportunities Fund	0.30	1.00	1.00	N/A	N/A	0.25	N/A
ING SmallCap Value Choice Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A
ING Value Choice Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A

Last Approved: November 30, 2007